UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  September 27, 2013

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Board of Directors of AT&T Inc. increased the size of the Board from 13 to 14 members and elected Beth E. Mooney as a Director to fill the resulting vacancy.  The Board also appointed Ms. Mooney to the Corporate Development and Finance Committee. Ms. Mooney will be compensated for her service as a non-employee Director as described beginning on page 10 of AT&T's 2013 Proxy Statement.

The Board has determined that both Ms. Mooney and Cynthia B. Taylor, who, as previously reported, joined the Board on June 28, 2013, are independent, based on the independence standards of the New York Stock Exchange and AT&T’s additional independence standards, which are set forth on page 9 of AT&T’s 2013 Proxy Statement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 27, 2013	By: /s/ Ann Effinger Meuleman Ann Effinger Meuleman Senior Vice President and Secretary